EXECUTION COPY

         SHARE EXCHANGE AND REORGANIZATION AGREEMENT, dated as of December 30, 2005 (the "AGREEMENT"), between REDOX TECHNOLOGY CORPORATION, a Delaware corporation ("REDOX"); and MIDNIGHT AUTO HOLDINGS, INC., a Michigan corporation ("MIDNIGHT"), and THE BENEFICIAL STOCKHOLDERS OF MIDNIGHT IDENTIFIED IN SCHEDULE A HERETO (the "MIDNIGHT SHAREHOLDERS").

                                  INTRODUCTION

         REDOX desires to acquire (i) all of the issued and outstanding shares of common stock of Midnight which represents all of the issued and outstanding shares of Midnight capital stock (the "MIDNIGHT CAPITAL STOCK") in exchange for an aggregate of 374,144,130 shares of authorized, but theretofore unissued, shares of common stock, par value $0.00005 per share, of REDOX (the "REDOX COMMON STOCK") representing 80% of the issued and outstanding REDOX Common Stock giving effect to such issuance and (ii) all of the issued and outstanding warrants to purchase Midnight Capital Stock ("MIDNIGHT WARRANTS") in exchange for warrants to purchase an aggregate of 350,000 shares of REDOX Common Stock ("REDOX WARRANTS"). The parties hereto acknowledge that REDOX does not presently have sufficient authorized but unissued shares of REDOX Common Stock to issue all of the 374,144,130 shares of REDOX Common Stock to the Midnight Shareholders. At the present time REDOX has sufficient authorized but unissued shares of REDOX Common Stock to issue in the aggregate 256,444,130 shares of REDOX Common Stock to the Midnight Shareholders. REDOX will covenant to increase its authorized but unissued shares of REDOX Common Stock promptly after the Closing in order that the Midnight Shareholders will be issued in the aggregate 117,700,000 additional shares of REDOX Common Stock so that the Midnight Shareholders will beneficially own an aggregate of 80% of the issued and outstanding REDOX Common Stock after the Closing. The Midnight Shareholders desire to exchange their beneficially owned shares of Midnight Capital Stock solely for shares of REDOX Common Stock at a ratio of 1: 165,551 as more fully set forth on SCHEDULE A hereto.

         Prior to the date hereof, the respective boards of directors or analogous governing body of each of REDOX and Midnight have, and the Midnight Shareholders have, approved and adopted this Agreement and it is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a tax-free exchange under Subchapter C of the Internal Revenue Code of 1986, as amended (the "CODE"), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

         After (i) giving effect to the acquisition of the Midnight Capital Stock in exchange for the shares of REDOX Common Stock, (ii) the issuance of 8,962,500 shares pursuant to Section 3.01(q) and (iii) the increase in the number of authorized shares of REDOX Common Stock there shall be outstanding 467,700,000 shares of common stock of REDOX issued and outstanding as set forth on the capitalization table on SCHEDULE B hereto.

         NOW,   THEREFORE,   in   consideration   of  the  premises  and  mutual
representations, warranties and covenants herein contained, the parties hereby agree as follows:

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                                    ARTICLE I

                       ACQUISITION AND EXCHANGE OF SHARES

         SECTION 1.01 THE AGREEMENT. The parties hereto hereby agree that REDOX at the Closing shall acquire all of the issued and outstanding shares of Midnight Capital Stock solely in exchange for an aggregate of (i) 256,444,130 shares of authorized, but theretofore unissued, shares of REDOX Common Stock and
(ii) 117,700,000 shares of REDOX Common Stock when authorized. The parties hereto agree that at the closing of the transactions contemplated by this Agreement (the "CLOSING"): (i) Midnight will become a wholly-owned subsidiary of REDOX subject to the conditions and provisions of Section 1.03 hereof; and (ii) REDOX will issue 256,444,130 shares of REDOX Common Stock to the Midnight Shareholders. As soon after Closing, as practicable, REDOX will amend its certificate of incorporation and other related charter and authorization documents with the relevant state authorities so as to cause the corporate name thereof to be Midnight Auto Holdings, Inc. and to increase the number of authorized shares of REDOX Common Stock to 1,000,000,000 shares.

         SECTION 1.02      EXCHANGE OF SHARES.

         (a) At the Closing, REDOX will cause to be issued and held for delivery to the Midnight Shareholders or their designees, as applicable, stock certificates representing an aggregate of 256,144,130 shares of REDOX Common Stock, representing 73.27% of the issued and outstanding REDOX Common Stock giving effect to such issuance and the issuance of 8,962,500 shares of REDOX Common Stock issued pursuant to Section 3.01(q), in exchange for all of the issued and outstanding shares of Midnight Capital Stock to the Midnight Shareholders, as set forth on SCHEDULE B hereof. At the Closing, Midnight and the Midnight Shareholders will cause to be delivered to REDOX, stock certificates or other evidence, as applicable, representing Midnight Capital Stock. The shares of REDOX Common Stock to be issued will be authorized, but theretofore unissued shares of REDOX Common Stock, and will be issued to the respective Midnight Shareholders at the Closing. REDOX hereby agrees to issue an additional 117,700,000 shares of REDOX Common Stock, representing 6.73% of the issued and outstanding REDOX Common Stock giving effect to such issuance. Such additional shares shall be issued as soon as practicable after the Closing, upon due authorization by the shareholders of REDOX to increase the number of authorized shares of REDOX Common Stock, and the acceptance by the Secretary of State of Delaware of an amendment to the certificate of incorporation of REDOX to increase the number of authorized shares of REDOX Common Stock.

         (b) At the Closing, REDOX will cause to be issued and held for delivery to the holders of the Midnight Warrants warrant agreements representing the REDOX Warrants in exchange for all of the Midnight Warrants, which will be delivered to Midnight at the Closing. At the Closing, Midnight and the holders of the Midnight Warrants will cause to be delivered to REDOX, warrant agreements or other evidence, as applicable, representing the Midnight Warrants. The REDOX Warrants to be issued will be authorized, but theretofore unissued REDOX Warrants, and will be issued to the holders of the Midnight Warrants, as applicable, as set forth on SCHEDULE C hereof.

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         (c) All shares of REDOX  Common Stock to be issued  hereunder  shall be deemed "RESTRICTED SECURITIES" as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Midnight Shareholders will represent in writing that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of such shares. All shares of REDOX Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the shares of REDOX Common Stock to be issued hereunder shall bear a restrictive legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         SECTION 1.03 CLOSING. The Closing will take place at a date and time (the "CLOSING DATE") and place to be mutually agreed upon by the parties hereto, and will be subject to the provisions of Article IV of this Agreement. At the
Closing:

         (a) Midnight will deliver to REDOX stock certificates, options, warrants or other evidences representing all of the issued and outstanding shares of Midnight Capital Stock and Midnight Warrants, duly endorsed, or accompanied by a properly executed stock power, so as to make REDOX the holder thereof, free and clear of all liens, claims and other encumbrances or an affidavit of lost certificate or other evidence satisfactory to REDOX that such securities and/or agreements were lost or destroyed;

         (b) REDOX will deliver to, or at the direction of, the Midnight Shareholders and the holders of the Midnight Warrants, as applicable, in accordance with Section 1.02 hereof, stock certificates representing an aggregate of 256,144,130 shares of REDOX Common Stock, and warrant certificates representing the REDOX Warrants, as applicable, which certificates will bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.02(b) above and which shares shall represent approximately 73.27% of the outstanding REDOX Common Stock giving effect to the issuance thereof and the issuance of 8,962,500 shares of REDOX Common Stock issued pursuant to Section 3.01(q);

         (c) REDOX will deliver an Officer's Certificate as described in Sections 4.02(a) and 4.02(b) hereof, dated as of the Closing Date, certifying that all representations, warranties, covenants, and conditions set forth herein by REDOX are true and correct as of, or have been fully performed and complied with by, the Closing Date;

         (d) Midnight will deliver an Officer's Certificate as described in Sections 4.01(a) and 4.01(b) hereof, dated as of the Closing Date, certifying that all representations, warranties,

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covenants  and  conditions  set forth herein by Midnight are true and correct as of, or have been fully performed and complied with by, the Closing Date;

         SECTION 1.04 APPROVAL BY BOARD OF DIRECTORS. In anticipation of this Agreement, REDOX has taken all necessary and requisite corporate and other action, including without limitation, actions of the Board of Directors in order to approve this Agreement and all transactions contemplated hereby and in connection herewith.

         SECTION 1.05 CONSUMMATION OF TRANSACTION. If at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon, REDOX will file any additional necessary documents that may be required by the State of Delaware, the United States of America, or otherwise.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF REDOX. REDOX hereby represents and warrants to, and agrees with, Midnight and the Midnight Shareholders that the statements set forth in this Section 2.01 are true, correct, and complete as of the date of this Agreement, except as otherwise set forth in the corresponding numbered section of the disclosure letter, of even date herewith, from REDOX to Midnight and the Midnight Shareholders (the "REDOX DISCLOSURE LETTER"):

         (a) ORGANIZATION AND QUALIFICATION. Other than as set forth in REDOX Disclosure Letter, REDOX has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). REDOX is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. Other than as set forth in the REDOX Disclosure Letter, REDOX is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.

         (b) CAPITALIZATION. The authorized capital stock of REDOX consists of 350,000,000 shares of REDOX Common Stock, par value $0.00005, of which
84,593,370 shares are outstanding, and 10,000,000 shares of convertible preferred stock, par value $0.001 per share, none of which are outstanding. Each of such outstanding shares of REDOX Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of REDOX or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of REDOX, other than as set forth in the REDOX Disclosure Letter. There is outstanding no security or other instrument convertible into, or exchangeable or exercisable for, capital stock of REDOX, other than as set forth in the REDOX Disclosure Letter.

         (c) FINANCIAL CONDITION. Other than as set forth on the REDOX Disclosure Letter, REDOX has filed with the United States Securities and Exchange (the "SEC") true and correct copies of the following: audited balance sheets of REDOX as of December 31, 2002 and 2003; unaudited balance sheets of REDOX as of March 31, 2003 and 2004, June 30, 2003 and 2004, and September 30, 2003 and 2004; audited statements of income, statements of stockholders' equity, and statements of cash flows of REDOX for the years ended December 31, 2002 and 2003; and the unaudited statements of income, statements of stockholders' equity, and statements of cash flows of REDOX for the three months ended March 31, 2003 and 2004 the six months ended June 30, 2003 and 2004 and the nine months ended September 30, 2003 and 2004. Each such balance sheet shall present fairly the financial condition, assets, liabilities, and stockholders' equity of REDOX as of its respective date; each such statement of income and statement of stockholders' equity shall present fairly the results of operations of REDOX for the period indicated; and each such statement of cash flows shall present fairly the information purported to be shown therein. The financial statements referred to in this Section 2.01(c) will have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved and shall be in accordance with the books and records of REDOX. The financial statements referred to in this Section 2.01(c) contain all certifications and statements required the SEC's Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto. Since December 31, 2003, except as set forth in the REDOX Disclosure Letter:

                           (i) There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of REDOX.

                           (ii) REDOX has not  authorized,  declared,  paid,  or
                  effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of REDOX.

                           (iii) The  operations  and  businesses  of REDOX have
                  been conducted in all respects only in the ordinary course, except as described in the filings made and to be made by REDOX with the SEC.

There is no fact known to REDOX which materially adversely affects or in the future (as far as REDOX can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of REDOX; provided, however, that REDOX expresses no opinion as to political or economic matters of general applicability. Prior to September 30, 2004, REDOX has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

         (d) TAX AND OTHER LIABILITIES. REDOX does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ("TAXES"), and liabilities to customers or suppliers, other than the following:

                           (i) Liabilities as set forth on REDOX Disclosure Letter; and

                           (ii) Other  liabilities,  other than as  disclosed on
                  the REDOX Disclosure Letter, incurred prior to Closing in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of REDOX or any other provision of this Agreement.

The execution, delivery, and performance of this Agreement by REDOX will not cause any Taxes to be payable (other than those that may possibly be payable by the Midnight Shareholders as a result of the contribution of their shares of Midnight Capital Stock to REDOX) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the Midnight Shareholders. The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of REDOX for all taxable years up to and including the taxable year ended December 31, 1997. REDOX has filed all federal, state, local, and foreign tax returns required to be filed by it or has no taxes due thereunder for reports not filed; has delivered to the Midnight Shareholders a true and correct copy of each such return which was filed in the past six years; has paid all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to the Midnight Shareholders a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

         (e) LITIGATION AND CLAIMS. Except as described in the REDOX Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best of REDOX's knowledge, threatened, or in prospect (or any basis therefor known to REDOX) with respect to REDOX or any of its businesses, properties, or assets. REDOX is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of REDOX, is any union attempting to represent any employee of REDOX as collective bargaining agent. REDOX is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect on REDOX; nor is REDOX required to take any action in order to avoid such violation or default.

         (f) PROPERTIES.

                  (i) REDOX owns no real property. REDOX has good title to all personal properties and assets material to REDOX and used in its businesses or owned by it (except real and other properties and assets material to REDOX as are held pursuant to leases or licenses described in the REDOX Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in the REDOX Disclosure Letter).

                  (ii) Set forth in the REDOX Disclosure Letter is a true and complete list of all tangible properties and assets owned by REDOX or leased or licensed by REDOX from or to a third party (including inventory but not including Intangibles (as hereinafter defined)), and with respect to such properties and assets leased or licensed by REDOX from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by REDOX are set forth on the REDOX Disclosure Letter (except for acquisitions which are approved in writing by Midnight). All tangible properties and assets owned by REDOX or leased or licensed by REDOX from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the businesses of REDOX excepted).

                  (iii) To the best of REDOX's knowledge, no real property leased or licensed by REDOX from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of REDOX's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which REDOX is now engaged or the businesses in which it contemplates engaging.

                  (iv) The properties and assets (including Intangibles (as hereinafter defined)) owned by REDOX (other than those leased or licensed by REDOX to a third party) or leased or licensed by REDOX from a third party constitute all such properties and assets which are necessary to the businesses of REDOX as presently conducted.

                  (v) REDOX has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 2.01(f)(v)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of REDOX. The term "HAZARDOUS SUBSTANCE" shall mean any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance, as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant, as defined by 42 U.S.C. ss.9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term "RELEASE" shall have the meaning set forth in 42 U.S.C. ss.9601(22).

         (g) CONTRACTS AND OTHER INSTRUMENTS. The REDOX Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to REDOX. REDOX has furnished to the Midnight Shareholders (i) the certificate of incorporation (or other charter document) and by-laws of REDOX and all amendments thereto, as presently in effect, and
(ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in the REDOX Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in the REDOX Disclosure Letter hereto; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in the REDOX Disclosure Letter. To the best of REDOX's knowledge, neither REDOX nor (to the knowledge of REDOX) any other party to any such material contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of REDOX's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its respective terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither REDOX nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. REDOX enjoys peaceful and undisturbed possession under all material leases and licenses under which it is operating. REDOX is not party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or (to the knowledge of REDOX) may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of REDOX. REDOX has not engaged within the last five years in, is not engaging in, and does not intend to engage in any transaction with, and has not had within the last five years, does not now have, and does not intend to have any material contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of REDOX, any director, officer, or employee of REDOX (except for employment agreements listed in the REDOX Disclosure Letter and employment and compensation arrangements described in the REDOX Disclosure Letter), any relative or affiliate of any stockholder of REDOX or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of REDOX, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in the REDOX Disclosure Letter. The minute book records of REDOX and all proceedings of the stockholders and the Board of Directors and committees thereof of REDOX since their respective incorporations made available to counsel to Midnight and the Midnight Shareholders are the original minute book records of REDOX or exact copies thereof. REDOX is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

         (h) EMPLOYEES.

                  (i) REDOX does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in the REDOX Disclosure Letter. REDOX has furnished to Midnight and the Midnight Shareholders: (A) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in the REDOX Disclosure Letter (or true and correct written summaries, so initialed, of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (B) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan; (C) the two most recent actuarial valuations with respect to each Pension Plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA; and (D) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan.

                  (ii) If any Employee Benefit Plan of REDOX were to be terminated on the day prior to Closing Date, (A) no liability under Title IV of ERISA would be incurred by REDOX or Midnight and (B) all Accrued Benefits (as defined in this Section 2.01(h)(ii)) to such day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. For purposes hereof, "ACCRUED BENEFITS" shall include the value of disability, pre-retirement, death benefits, and all supplements, subsidized, ancillary, and optional forms of benefits. All Accrued Liabilities (for contributions or otherwise) (as defined in this Section 2.01(h)(ii)) of REDOX as of the Closing Date to each Employee Benefit Plan and with respect to each obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, have been paid or accrued for all periods ending prior to the Closing Date and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since
September 30, 2004, has been disproportionately large compared to prior payments. For purposes hereof, "ACCRUED LIABILITIES" shall include a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to, and ends after, the Closing Date, and Accrued Liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the Closing Date in such year or period and the denominator of which is the number of days in such year or period, as the case may be.

                  (iii) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of REDOX. There has been no breach of fiduciary duty or responsibility with respect to any Employee Benefit Plan of REDOX. No Employee Benefit Plan of REDOX or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in the REDOX Disclosure Letter. REDOX does not have any formal plan or commitment, whether or not legally binding, to create any additional or modify any existing Employee Benefit Plan or benefit obligation or arrangement described in Section 2.01(h)(i)). Each Employee Benefit Plan of REDOX which is a group health plan within the meaning of Section 5000(b)(1) of the Code is and has been maintained in full compliance with the applicable requirements of Section 4980B of the Code. Other than the health care continuation requirements of Section 4980B of the Code, REDOX does not have any obligation to provide post-retirement medical benefits or life insurance coverage or any deferred compensation benefits to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or (to the best of REDOX's knowledge) in prospect (or any basis therefor known to REDOX) with respect to any Employee Benefit Plan of REDOX or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan of REDOX or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, which violation or default would have a material adverse effect thereon or decree nor is REDOX, any Employee Benefit Plan of REDOX, or any related trust required to take any action in order to avoid any such violation or default. No event has occurred, or is (to the best of REDOX's knowledge) threatened or about to occur, which would constitute a prohibited transaction under Section 406 of ERISA.

                  (iv) Each Pension Plan maintained for the employees of REDOX has been qualified, from its inception, under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each Pension Plan has been operated in accordance with its terms. No Pension Plan which is subject to Title IV of ERISA has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. No investigation or review by the Internal Revenue Service is currently pending or (to the knowledge of REDOX) is contemplated in which the Internal Revenue Service has asserted or may assert that any Pension Plan is not qualified under
Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. Neither REDOX, nor any organization to which REDOX is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has divested itself of any entity maintaining or with an obligation to contribute to any Pension Plan which had an "AMOUNT OF UNFUNDED BENEFIT LIABILITIES," as defined in Section 4001(a)(18) of ERISA, at the time of such divestiture. No assessment of any federal taxes with respect to any Employee
Benefit Plan of REDOX has been made or (to the knowledge of REDOX) is contemplated against REDOX, or any related trust of any Pension Plan of REDOX, and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code with respect to any Employee Benefit Plan of REDOX. Form 5500's have been timely filed with respect to all Pension Plans of REDOX. No event has occurred or (to the knowledge of REDOX) is threatened or about to occur which would constitute a reportable event within the meaning of
Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of REDOX.

                  (v) REDOX does not currently contribute to, and since September 16, 1980 has not effectuated either a complete or partial withdrawal from, any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA.

                  (vi) The REDOX Disclosure Letter contains a true and correct statement of the names, relationship with REDOX, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2004 of (A) each director, officer, or other employee of REDOX whose aggregate compensation for the fiscal year ended December 31, 2004 exceeded US$25,000 or whose aggregate compensation presently exceeds the rate of US$25,000 per annum and (B) all sales agents, dealers, or distributors of REDOX. Since December 31, 2004, REDOX has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of REDOX been instituted or amended to increase benefits thereunder. There is no contract, agreement, plan, arrangement, or understanding covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by REDOX by reason of Section 280G of the Code.

                  (vii) REDOX has not, since at least December 31, 2004, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) thereof.

         (i) PATENTS, TRADEMARKS, ET CETERA. REDOX does not own or have pending, and is not licensed or otherwise permitted to use, any material patent, patent application, trademark, trademark application, service mark, copyright, copyright application, franchise, trade secret, computer program (in object or source code or otherwise), or other intangible property or asset (collectively, "INTANGIBLES"), other than as described in the REDOX Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. The REDOX Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to REDOX or which otherwise relate to the businesses of REDOX, and a description of each such Intangible which identifies its owner, registrant, or applicant;
(ii)  all  contracts,   agreements,   instruments,   leases,  and  licenses  and
identification of all parties thereto under which REDOX owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible;
(iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which REDOX grants the right to use any Intangible; (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than REDOX which relates to the businesses, properties, or assets of REDOX. Except as specified in the REDOX Disclosure Letter, to the knowledge of
REDOX: (v) REDOX is the sole and exclusive owner or licensee of, and (other than those exclusively licensed by REDOX to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, REDOX has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) REDOX is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of REDOX as presently conducted or as it contemplates conducting, except such as are so designated in the REDOX Disclosure Letter. Except as described in the

REDOX Disclosure Letter, REDOX has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has REDOX been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of REDOX, there is no infringement by others of Intangibles of REDOX. As far as REDOX can reasonably foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of REDOX. All material contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which REDOX is a party, or to which any of its businesses, properties, or assets are subject, are in compliance in all material respects with all laws, rules, regulations, orders, judgments, and decrees binding on REDOX or to which any of its businesses, properties, or assets are subject. REDOX did not register any trademark, tradename or service mark, design, or name used by REDOX to identify its products, businesses, or services. Neither any stockholder of REDOX, any director, officer, or employee of REDOX, any relative or affiliate of any stockholder of REDOX, any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder of REDOX, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of REDOX.

         (j) QUESTIONABLE PAYMENTS. Neither REDOX, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, REDOX, nor any stockholder of REDOX has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

         (k) AUTHORITY. REDOX has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of REDOX have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by REDOX, constitutes the legal, valid, and binding obligation of REDOX, and is enforceable as to REDOX in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by REDOX for the execution, delivery, or performance of this Agreement by REDOX. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which REDOX is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in the REDOX Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in the REDOX Disclosure Letter are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive before this Agreement was executed under, or create any obligation on the part of REDOX to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of REDOX, or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on REDOX or to which any of its businesses, properties, or assets are subject, which violation or breach would have a material adverse effect on REDOX. Neither REDOX, nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the transactions contemplated hereby and in connection herewith.

         (l) STATUS OF SHARES OF REDOX COMMON STOCK TO BE ISSUED. Assuming without investigation that the shares of Midnight Capital Stock outstanding on the Closing Date are validly authorized, validly issued, fully paid, and nonassessable, the shares of REDOX Common Stock to be issued pursuant to Section 1.02(a) hereof, and, in any case, the shares of REDOX Common Stock issuable pursuant to Section 3.01(q) hereof, are validly authorized and, when the such shares of REDOX Common Stock have been duly delivered pursuant to the terms of this Agreement, such shares of REDOX Common Stock will be validly issued, fully paid, and nonassessable and will not have been issued, owned or held in violation of any preemptive or similar right of stockholder.

         (m) INSURANCE. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by REDOX are described in the REDOX Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. REDOX has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against REDOX which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of REDOX or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the assets of REDOX or requiring or recommending any equipment or facilities to be installed on any premises from which the businesses of REDOX is conducted or in connection with any of the respective assets thereof. REDOX does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

         (n) TRADING MATTERS. At the date hereof and at the Closing Date:

         (i) the REDOX Common Stock is traded and quoted in the over-the-counter market known as the "pink sheet market" (the "OTC");

         (ii) REDOX has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the REDOX Common Stock for quotation on the OTC.

         (o) REORGANIZATION.

         (i) REDOX has not taken and has not agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the transactions contemplated by this Agreement from constituting a "reorganization" under section 368(b) of the Code or as an acquisition of in excess of 80% of the stock of a corporation in exchange for property under
Section 351 of the Code. REDOX is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from so qualifying.

         (ii) REDOX has no plan or intention to reacquire, and, to REDOX's knowledge, no person related to REDOX within the meaning of Treasury Regulations
Section 1.368-1 has a plan or intention to acquire, any of the REDOX Common Stock pursuant to Section 1.02(a) hereof.

         (p) COMPLETENESS OF DISCLOSURE. No representation or warranty by REDOX in this Agreement contains or, and at the Closing Date will contain, an untrue statement of material fact or omits or, at the Closing Date, will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

         (q) PERIODIC REPORTING.

                  (i) The  REDOX  Common  Stock  has not been  registered  under
Section 12 of the  Securities  Exchange Act of 1934,  as amended (the  "EXCHANGE
ACT"); provided, however that REDOX is subject to the periodic reporting requirements of Section 13 of the Exchange Act. REDOX has heretofore provided to Midnight and the Midnight Shareholders true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act from January 1, 2002 through and including September 30, 2004 as such documents have been amended since the time of the filing thereof (the "REDOX SEC DOCUMENTS"). The REDOX SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. The financial statements included in the REDOX SEC Documents complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the Commission) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of REDOX as at the dates thereof and the results of its operations and cash flows.

                  (ii) REDOX has delivered to Midnight copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. Except as set forth on the REDOX Disclosure Letter, to REDOX's knowledge, each director and executive officer thereof has filed with the SEC on a timely basis all statements required by
Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2002. As used in this Section 2.01(q), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

                  (iii) The Chief Executive Officer and the Chief Financial Officer of REDOX have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 for the REDOX SEC Documents; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither REDOX nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

                  (iv) REDOX has heretofore provided Midnight complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of Sarbanes-Oxley Act of 2002 and hereby reaffirms, represents and warrants to Midnight the matters and statements made in such certificates.

         (r) COMPLIANCE WITH LAW AND GOVERNMENT REGULATIONS. REDOX is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, other than its failure to file tax returns or SEC filings since September 30, 2004. REDOX is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

          (s) LEGAL PROCEEDINGS AND HISTORY. REDOX hereby represents that, unless otherwise disclosed herein or in the REDOX Disclosure Letter, no officer, director or affiliate of REDOX, has been, within the five years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF MIDNIGHT. Midnight hereby represents and warrants to, and agrees with, REDOX that the statements set forth in this Section 2.02 are true, correct, and complete as of the date of this Agreement except as otherwise set forth in the corresponding numbered section of the letter, dated as of even date herewith, from Midnight to REDOX (the "MIDNIGHT DISCLOSURE LETTER"):

                  (a) ORGANIZATION AND QUALIFICATION. Midnight owns two subsidiary corporations, Midnight Auto Franchise Corp and All Night Auto(R) Stores, Inc. (collectively, the "MIDNIGHT SUBSIDIARIES"). The Midnight Disclosure Letter sets forth any interest Midnight owns in any other enterprise (whether or not such enterprise is a corporation). The Midnight Disclosure Letter correctly sets forth as to Midnight and each Midnight Subsidiary its respective place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the businesses which it presently conducts and which it contemplates conducting. Midnight and each Midnight Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its respective properties and assets and to carry on the respective businesses in which it is now engaged and the businesses in which it contemplates engaging. Midnight and each Midnight Subsidiary is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its respective ownership, leasing, licensing, or use of property or assets or the conduct of its respective businesses makes such qualification necessary.

                  (b)  CAPITALIZATION.  The authorized capital stock of Midnight consists of 60,000 shares of common stock, no par value (the "MIDNIGHT COMMON STOCK"), of which 2,260 shares are issued and outstanding. Each share of capital stock of each Midnight Subsidiary ("MIDNIGHT SUBSIDIARY CAPITAL STOCK") is owned beneficially and of record by Midnight. Each of the outstanding shares of Midnight Common Stock and Midnight Subsidiary Capital Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders and by the owners set forth in the Midnight Disclosure Letter, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Midnight ("MIDNIGHT CAPITAL STOCK") or Midnight Subsidiary Capital Stock or any security or other instrument convertible into, exercisable for, or exchangeable for Midnight Capital Stock or Midnight Subsidiary Capital Stock, except as set forth in the Midnight Disclosure Letter. There is outstanding no security or other instrument convertible into or exercisable or exchangeable for Midnight Capital Stock or Midnight Capital Stock.

                  (c) FINANCIAL CONDITION. Midnight has made available to REDOX true and correct copies of the following: audited, consolidated financial statements of Midnight as of December 31, 2004, and combined, audited financial statements as of December 31, 2003; and statements of stockholders' equity, and statements of cash flows of Midnight for the years ended 2004 and 2003. Each such balance sheet presents fairly the consolidated financial condition, assets, liabilities, and stockholders' equity of Midnight as of its date; each such statement of income and consolidated statement of stockholders' equity presents fairly the consolidated results of operations of Midnight for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this
Section 2.02(c) have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved and are in accordance with the books and records of Midnight and the Midnight Subsidiaries. Since December 31, 2004, other than as set forth on the Midnight Disclosure Schedule:

                           (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Midnight or any Midnight Subsidiary.

                           (ii) Midnight has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Midnight or any Midnight Subsidiary.

                           (iii) The operations and businesses of Midnight and the Midnight Subsidiaries have been conducted in all respects only in the ordinary course, except for the transactions contemplated hereby and in connection herewith.

                           (iv) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Midnight or any Midnight Subsidiary that Midnight expects will not be profitable.

                           (v) Neither Midnight nor any Midnight Subsidiary has suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to Midnight which materially adversely affects or in the future (as far as Midnight can reasonably foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Midnight and the Midnight Subsidiaries taken as a whole; provided, however, that Midnight expresses no opinion as to political or economic matters of general applicability. Midnight has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy or completeness thereof. The consolidated statement of operations of Midnight for the year ending December 31, 2004 shall be audited in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, and shall contain all certifications and statements required the SEC's Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto.

                  (d) TAX AND OTHER LIABILITIES. Neither Midnight nor any Midnight Subsidiary has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for Taxes, and liabilities to customers or suppliers, other than the following:

                           (i) Liabilities for which full provision has been made on the balance sheet and the notes thereto (the "LAST MIDNIGHT BALANCE SHEET") as of December 31, 2004 (the "LAST MIDNIGHT BALANCE SHEET DATE") referred to in Section 2.02(c); and

                           (ii) Other liabilities arising since the Last Midnight Balance Sheet Date and prior to the Closing Date in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) or in connection with the transactions contemplated hereby or in connection herewith which are not inconsistent with the representations and warranties of Midnight or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Midnight Balance Sheet are sufficient for all accrued and unpaid Taxes of Midnight and the Midnight Subsidiaries, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Midnight Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by Midnight will not cause any Taxes to be payable other than by the stockholders of Midnight or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the stockholders of Midnight. Neither Midnight nor any Midnight Subsidiary has been required to file any tax returns by any overseas tax authorities or required to pay any taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable. Neither Midnight nor any Midnight Subsidiary is subject to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

                  (e) LITIGATION AND CLAIMS. Except as described in the Midnight Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or, to the best of Midnight's knowledge, in prospect (or any basis therefor known to Midnight), with respect to Midnight, any Midnight Subsidiary, or any of their respective businesses, properties, or assets. Neither Midnight nor any Midnight Subsidiary is affected by any present or threatened strike or other labor disturbance nor to the knowledge of Midnight is any union attempting to represent any employee of Midnight or any Midnight Subsidiary as collective bargaining agent. Neither Midnight nor any Midnight Subsidiary is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect upon Midnight or such Midnight Subsidiary; nor is Midnight or any Midnight Subsidiary required to take any action in order to avoid such violation or default.

                  (f) PROPERTIES.

                           (i) Except as described in the Midnight Disclosure Letter, neither Midnight nor any Midnight Subsidiary owns any legal or equitable interest in any real property. Midnight and each Midnight Subsidiary has good title to all other properties and assets material thereto, used in its respective business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses described in the Midnight Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in the Midnight Disclosure Letter).

                           (ii) All accounts and notes receivable reflected on the Last Midnight Balance Sheet, or arising since the Last Midnight Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 180 days of the date incurred.

                           (iii) All production in progress of Midnight and the Midnight Subsidiaries is usable, in current production and marketable, on a normal basis in the business of Midnight.

                           (iv) Set forth in the Midnight Disclosure Letter is a true and complete list of the classes of all tangible properties and assets owned by Midnight and the Midnight Subsidiaries or leased or licensed by Midnight or the Midnight Subsidiaries from or to a third party (including inventory but not including Intangibles, as defined in Section 2.01(i)), and with respect to such properties and assets leased or licensed by Midnight or any Midnight Subsidiary from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by Midnight or any Midnight Subsidiary are reflected on the Last Midnight Balance Sheet (except for acquisitions subsequent to the Last Midnight Balance Sheet Date and prior to the Closing Date which are either noted in the Midnight Disclosure Letter or are approved in writing by REDOX). All real and other tangible properties and assets owned by Midnight or any Midnight Subsidiary or leased or licensed by Midnight or any Midnight Subsidiary from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of Midnight and the Midnight Subsidiaries taken as a whole excepted).

                           (v) To the best of Midnight's knowledge, no real property owned by Midnight or any Midnight Subsidiary or leased or licensed by Midnight or any Midnight Subsidiary from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of Midnight's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which Midnight or such Midnight Subsidiary is now engaged or the businesses in which it contemplates engaging.

                           (vi) The properties and assets (including Intangibles) owned by Midnight or the Midnight Subsidiaries (other than those leased or licensed by Midnight or any Midnight Subsidiary to a third party) or leased or licensed by Midnight or any Midnight Subsidiary from a third party constitute all such properties and assets which are necessary to the business of Midnight and the Midnight Subsidiaries taken as a whole as presently conducted or as they contemplate conducting.

                           (vii) Neither Midnight, nor any Midnight Subsidiary, has (A) engaged in or permitted any operations or activities upon, or any use or occupancy of, any real property currently or historically used by either Midnight or any Midnight Subsidiary in the businesses conducted by Midnight and the Midnight Subsidiaries (collectively, the

         "MIDNIGHT PROPERTY") resulting in the emission, release, discharge, dumping, treatment, storage, generation or disposal of any Hazardous Materials (as hereinafter defined) on, under, in or about the Midnight Property, (B) disposed of any Hazardous Materials off the Midnight Property or allowed any Hazardous Materials to migrate from the
         Midnight Property to, upon, about or beneath other properties or (C) allowed any Hazardous Materials to migrate or threaten to migrate from other properties to, upon, about or beneath the Midnight Property. Midnight further represents that (i) neither it nor any of the Midnight Subsidiaries has constructed, placed, deposited, stored, disposed of or located on the Midnight Property any asbestos in any form which has become friable, (ii) no underground improvements, including but not limited to treatment or storage tanks, sumps, or water, gas or oil wells, have been located on the Midnight Property by either Midnight or any of the Midnight Subsidiaries, (iii) there are no polychlorinated biphenyls (PCBs) or transformers, capacitors, ballasts or other equipment containing PCBs constructed, deposited, stored, disposed of or located by either Midnight or any of the Midnight Subsidiaries on the Midnight Property, (iv) the operation of the business by Midnight and the Midnight Subsidiaries and the existing uses and activities of Midnight or Midnight Subsidiaries and, to the best of Midnight's knowledge, its prior uses and activities, comply and have at all times complied in all material respects with all Environmental Requirements (as hereinafter defined), and Midnight and the Midnight Subsidiaries have obtained all Permits (as hereinafter defined) necessary under applicable Environmental Requirements. Neither Midnight nor any Midnight Subsidiary know, nor, to the best of Midnight's knowledge, any prior owner or occupant of the Midnight Property, has received any notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, nor any notice or other communication concerning alleged liability for Environmental Damages in connection with the Midnight Property, and there exists no judgment, decree, order, writ or injunction outstanding, nor any litigation, action, suit, claim (including citation or directive) or proceeding pending or, to the best of Midnight's knowledge, threatened, arising from the alleged violation of Environmental Requirements by any Person (as hereinafter defined) or from the suspected presence of quantities of Hazardous Material in connection with the Midnight Property, nor are there, to the best of Midnight's knowledge, any existing facts or conditions which could give rise to any such violation or liabilities.

         For purposes of Section, the following terms shall have the following meanings:

                  "HAZARDOUS MATERIAL" means any substance (i) the presence of which requires investigation or remediation under any applicable statute law, rule, regulation, order, judgment, ordinance, code and decree of a Governmental Authority ("LAW"), (ii) which is or has been identified as a potential "hazardous waste," "hazardous substance," pollutant or contaminant under any Environmental Requirement or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, reactive or otherwise hazardous and has been identified as regulated by any Governmental Authority.

                  "ENVIRONMENTAL REQUIREMENTS" means all applicable Laws, Permits and similar requirements of all Governmental Authorities relating to the protection of human health or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

                  "ENVIRONMENTAL DAMAGES" means any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, reasonable accounting fees and reasonable investigation costs) (collectively, "Liabilities") which are incurred at any time as a result of the presence, generation, release or disposal (including off-site disposal) prior to Closing of Hazardous Material upon, about, from or beneath the Midnight Property or migrating or threatening to migrate to or from the Midnight Property or the existence of a violation of Environmental Requirements pertaining to the Midnight Property, including without limitation (i) damages for personal injury or injury to Midnight Property or natural resources occurring upon or off of the Midnight Property, (ii) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements, (iii) Liabilities to any Person to indemnify such Person for costs expended in connection with the items referenced in this Section 2.2(g) and (iv) diminution of the value of the Midnight Property and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the REDOX Property.

                  "PERSON"  means  any  individual,  partnership,   corporation,
         association, trust, joint venture, company, entity or Governmental Authority.

                  "PERMITS" mean all licenses, permits, approvals, variances, waivers or consents.

                  "GOVERNMENTAL AUTHORITY" means any foreign, United States, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality.

                   (g) CONTRACTS AND OTHER INSTRUMENTS.  The Midnight Disclosure
Letter contains a true and correct list of material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Midnight and the Midnight Subsidiaries taken as a whole. Midnight has made available to REDOX: (i) the certificate of incorporation and by-laws of Midnight and each Midnight Subsidiary (or, in each case, the comparable charter documents, if any, under applicable law) and all amendments thereto, as presently in effect, certified by the Secretary thereof or an authorized signatory thereof and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in the Midnight Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in the Midnight Disclosure Letter; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in the Midnight Disclosure Letter. Except as set forth in the Midnight Disclosure Letter, neither Midnight nor any Midnight Subsidiary is party to any employment agreement with any employee thereof. To the best of Midnight's knowledge, none of Midnight, any Midnight Subsidiary, or any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of Midnight's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; none of Midnight, any Midnight Subsidiary, or any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Midnight and each Midnight Subsidiary enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Neither Midnight nor any Midnight Subsidiary is party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the best of Midnight's knowledge, may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Midnight and the Midnight Subsidiaries taken as whole, and, following the consummation of the transactions contemplated hereby, REDOX. Other than as listed and so specified in the Midnight Disclosure Letter, neither Midnight nor any Midnight Subsidiary has engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of Midnight, any director, officer, or employee of Midnight or any Midnight Subsidiary (except for employment agreements listed in the Midnight Disclosure Letter and employment and compensation arrangements described in the Midnight Disclosure Letter), any relative or affiliate of any stockholder of Midnight, any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of Midnight, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest. The stock ledgers and stock transfer books and the minute book records of Midnight and each Midnight Subsidiary relating to all issuances and transfers of stock by Midnight and the Midnight Subsidiaries and all proceedings of the stockholders and the Board of Directors and committees thereof of Midnight and each Midnight Subsidiary since its respective incorporation made available to REDOX are the original stock ledgers and stock transfer books and minute book records thereof or exact copies thereof. Neither Midnight nor any Midnight Subsidiary is in violation or breach of, or in default with respect to, any term of its respective certificate of incorporation or by-laws (or the comparable charter document, if any, under applicable law).

                  (h) EMPLOYEES.

                           (i) Neither Midnight nor any Midnight Subsidiary has, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in the Midnight Disclosure Letter. Midnight has made available to REDOX true and correct copies, of all documents evidencing plans, obligations, or arrangements referred to in the Midnight Disclosure Letter (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans.

                           (ii) The Midnight Disclosure Letter contains a true and correct statement of the names, relationship with Midnight or the relevant Midnight Subsidiary, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2004 of (A) each director, officer, or other employee thereof whose aggregate compensation for the fiscal year ended December 31, 2004 exceeded US$100,000 or whose aggregate compensation presently exceeds the rate of US$100,000 per annum and (B) all sales agents, dealers, or distributors of Midnight or any Midnight Subsidiary. Except as set forth on the Midnight Disclosure Letter, since December 31, 2004, Midnight has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of Midnight or any Midnight Subsidiary been instituted or amended to increase benefits thereunder.

                           (iii) There are no material controversies,  including
         strikes, disputes, slowdowns or work stoppages, pending, or to the best of Midnight's knowledge, threatened which involve any employees employed in connection with the business of Midnight or the Midnight Subsidiaries. Each of Midnight and the Midnight Subsidiaries has complied and is complying in all material respects with all Laws relating to the employment of labor, including, without limitation, any provision thereof relating to wages, hours, collective bargaining, employee health, safety and welfare, and the payment of social security and similar taxes. Neither of Midnight nor any Midnight Subsidiary is a party to any collective bargaining or union contract, and to the best of Midnight's knowledge, there exists no current union organizational effort with respect to any employee of Midnight or any Midnight
         Subsidiary. Neither Midnight nor any Midnight Subsidiary has experienced any material labor difficulties, including, without limitation, strikes, slowdowns, or work stoppages, within the five-year period preceding the date hereof.

                  (i) PATENTS, TRADEMARKS, ET CETERA. Neither Midnight nor any Midnight Subsidiary owns or has pending, or is licensed or otherwise permitted to use, any material Intangible, other than as described in the Midnight Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. The Midnight Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to Midnight or any Midnight Subsidiary or which otherwise relate to the businesses of Midnight or any Midnight Subsidiary, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Midnight or any Midnight Subsidiary owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Midnight or any Midnight Subsidiary grants the right to use any Intangible; and (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than Midnight or any Midnight Subsidiary which relates to the businesses, properties, or assets of Midnight or any Midnight Subsidiary. Except as specified in the Midnight Disclosure Letter: (v) Midnight or a Midnight Subsidiary is the sole and exclusive owner or licensee of, and (other than those licensed by Midnight to any Midnight Subsidiary to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, neither Midnight nor any Midnight Subsidiary has been charged with, or has charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) neither Midnight nor any Midnight Subsidiary is using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of Midnight or any Midnight Subsidiary as presently conducted or as it contemplates conducting, except such as are so designated in the Midnight Disclosure Letter. Neither Midnight nor any Midnight Subsidiary has infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has Midnight or any Midnight Subsidiary been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of Midnight, there is no infringement by others of Intangibles of Midnight or any Midnight Subsidiary. As far as Midnight can foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Midnight and the Midnight Subsidiaries taken as a whole. All contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which Midnight or any Midnight Subsidiary is a party, or to which any of its respective businesses, properties, or assets are subject, are in compliance with all laws, rules, regulations, orders, judgments, and decrees binding on Midnight or any Midnight Subsidiary or to which any of its respective businesses, properties, or assets are subject. The trademarks, tradenames, and service marks used by Midnight and the Midnight Subsidiaries to identify, respectively, their products, businesses, and services are as follows: All Night Auto, "moon-man" logo, All Night Lube Express, ANA Preferred Business Management System, ANA Vehicle Diagnostic System, ANA Preferred Customer Network, ANA Preferred Parts Network, ANA Preferred Financial Network, ANA Preferred Marketing Network, ANA Facility Management System, ANA Preferred Equipment Network, ANA Local Area Network and ANA Preferred Supplier Network. Neither the Midnight Shareholders, any director, officer, or employee of Midnight or any Midnight Subsidiary, any relative or affiliate of the Midnight Shareholders or any such director, officer, or employee, nor any other corporation or enterprise in which the Midnight Shareholders, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of Midnight or any Midnight Subsidiary.

                  (j) QUESTIONABLE PAYMENTS. Neither Midnight or any Midnight Subsidiary, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of,

Midnight or any Midnight Subsidiary, nor the Midnight Shareholders, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

                  (k) AUTHORITY. Midnight has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Midnight have been duly taken to authorize the execution, delivery, and performance of this Agreement by Midnight. This Agreement has been duly authorized, executed, and delivered by Midnight, constitutes the legal, valid, and binding obligation of Midnight, and is enforceable as to Midnight in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Midnight for the execution, delivery, or performance of this Agreement by Midnight. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which Midnight or any Midnight Subsidiary is a party, or to which its or any of its respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in the Midnight Disclosure Letter); and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Midnight, any Midnight Subsidiary, or REDOX to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of Midnight or any Midnight Subsidiary (or the comparable charter documents, if any, under applicable law), or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Midnight or any Midnight Subsidiary or to which any of its respective businesses, properties, or assets are subject. Except as set forth in the Midnight Disclosure Letter, neither Midnight or any Midnight Subsidiary nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the other transactions contemplated hereby and in connection herewith.

                  (l) INSURANCE. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by Midnight and the Midnight Subsidiaries are in full force and effect. A full and complete copy of each such insurance policy has been made available to REDOX, and such policies are summarized in the Midnight Disclosure Letter. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. Neither Midnight nor any Midnight Subsidiary has failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against Midnight or any Midnight Subsidiary which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of Midnight or any Midnight Subsidiary or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the respective assets of Midnight or any Midnight Subsidiary or requiring or recommending any equipment or facilities to be installed on any premises from which the respective businesses of Midnight or any Midnight Subsidiary is conducted or in connection with any of the respective assets thereof. Neither Midnight nor any Midnight Subsidiary has any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the respective businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

                  (m) BUSINESS CONDUCTED IN NO OTHER NAME. Subject to the next sentence, all business of Midnight and the Midnight Subsidiaries has been conducted in its respective and for their respective benefit and there are no parties related or affiliated with Midnight or any Midnight Subsiairy, either directly or indirectly, which are competing for the business thereof. Midnight and the Midnight Subsidiaries conduct their respective business in the following name: "All Night Auto(R) Stores, Inc." and "Midnight Auto Franchise Corp.".

                  (n) CUSTOMERS AND SUPPLIERS. There has been no termination or cancellation of any relationship between Midnight or by Midnight Subsidiary and any material supplier, or any customer or group of customers which, individually or in the aggregate, represented more than five (5%) percent of the gross revenues of Midnight taken as a whole during the year ended December 31, 2004, nor is there any reason to believe that any such terminations or cancellations of such magnitudes are pending or threatened.

                  (o) COMPLETENESS OF DISCLOSURE. No representation or warranty by Midnight in this Agreement contains, or at the Closing Date will contain, an untrue statement of material fact or omits or at the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

                  (p) COMPLIANCE WITH LAW AND GOVERNMENT REGULATIONS. Midnight and each Midnight Subsidiary is in compliance in all material respects with, and is not in violation of, applicable local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. Neither Midnight nor any Midnight Subsidiary is subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

         SECTION   2.03   REPRESENTATIONS   AND   WARRANTIES   OF  THE  MIDNIGHT
SHAREHOLDERS. The Midnight Shareholders hereby represents and warrants to, and agrees with, REDOX as follows:

         (a) REPRESENTATIONS AND WARRANTIES OF MIDNIGHT. To the knowledge of the Midnight Shareholders, the representations and warranties of Midnight set forth in Section 2.02 hereof are true and correct in all material respects. Nothing has come to the attention of the Midnight Shareholders that would lead the Midnight Shareholders to believe that any representation or warranty of Midnight set forth on Section 2.02 hereof is untrue or incorrect in any material respect.

         (b) AUTHORITY. Midnight and the Midnight Shareholders have each approved this Agreement and duly authorized the execution and delivery hereof. The Midnight Shareholders are individuals residing in the United States with full power and authority under the laws thereof to execute, deliver, and perform this Agreement and the transactions contemplated hereby and in connection herewith. The Midnight Shareholders have reached the age of majority under applicable law.

         (c) OWNERSHIP OF SHARES. The Midnight Shareholders own beneficially all of the shares of Midnight Capital Stock. The Midnight Shareholders have full power and authority to transfer such shares of Midnight Capital Stock to REDOX under, pursuant to, and in accordance with, this Agreement, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights of stockholders.

         (d) INVESTMENT REPRESENTATIONS AND COVENANTS.

                  (i) The Midnight Shareholders represent that they are acquiring the shares of REDOX Common Stock to be issued pursuant to Section 1.02(a) hereof for their own accounts and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act. The Midnight Shareholders shall not dispose of any part or all of such shares of REDOX Common Stock in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the SEC and all applicable provisions of state securities laws and regulations.

                  (ii) The certificate or certificates representing the shares of REDOX Common Stock shall bear a legend in substantially the form set forth in
Section 1.02(b) hereof.

                  (iii) The Midnight Shareholders acknowledge being informed that the shares of REDOX Common Stock to be issued pursuant to Section 1.02(a) hereof shall be unregistered, shall be "RESTRICTED SECURITIES" as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (a) they are subsequently registered under the Securities Act, or (b) an exemption from such registration is available. The Midnight Shareholders further acknowledge that REDOX does not have an obligation to currently register such securities for the account of Midnight Shareholders.

                  (iv) The Midnight Shareholders acknowledge that they have been afforded access to all material information which they have requested relevant to their decision to acquire the shares of REDOX Common Stock and to ask questions of REDOX's management and that, except as set forth herein, neither REDOX nor anyone acting on behalf of REDOX has made any representations or warranties to the Midnight Shareholders which have induced, persuaded, or stimulated the Midnight Shareholders to acquire such shares of REDOX Common Stock.

                  (v)  Either   alone,   or  together   with  their   investment
advisor(s), the Midnight Shareholders have the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the shares of REDOX Common Stock, and the Midnight Shareholders are and will be able to bear the economic risk of the investment in such shares of REDOX Common Stock.

                                   ARTICLE III

                                    COVENANTS

         SECTION 3.01 COVENANTS OF REDOX. REDOX covenants and agrees that, after the date hereof and through the earlier of the Closing or the date of the termination of this Agreement pursuant to Article IV hereof (the earlier of such times, the "RELEASE Time"), unless Midnight will otherwise approve in writing, which approval will not be unreasonably withheld:

                  (a) (i) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by REDOX in respect of the outstanding shares of REDOX Common Stock.

                      (ii) Until the Release Time, no share of capital stock of REDOX or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by REDOX.

                  (b) Until the Release Time, REDOX will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Midnight and the Midnight Shareholders free and full access to the plants, properties, books, and records of REDOX. REDOX will permit them to make extracts from and copies of such books and records, and will from time to time furnish Midnight and the Midnight Shareholders with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of REDOX as Midnight or the Midnight Shareholders from time to time may request. Until the Release Time, REDOX will cause the independent certified public accountants of REDOX to make available to Midnight, its independent certified public accountants, and the Midnight Shareholders, the work papers relating to the audits of REDOX referred to in Section 2.01(c) of this Agreement.

                  (c) Until the Release Time, REDOX will conduct its affairs, so that on the Closing Date, no representation or warranty of REDOX will be inaccurate, no covenant or agreement of REDOX will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of REDOX. Except as otherwise consented to by Midnight in writing, until the Release Time, REDOX will conduct its affairs in all respects only in the ordinary course.

                  (d) Until the Release Time, REDOX will immediately advise Midnight in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or in the REDOX Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                  (e) REDOX shall use its commercially reasonable efforts to insure that all confidential information which REDOX or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Midnight, any affiliate of Midnight, or any customer or supplier of Midnight or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity without the prior written consent of Midnight, which written consent shall not be unreasonably withheld; provided, however, that the restrictions of this sentence shall not apply (i) as may otherwise be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iii) to the extent the information shall have otherwise become publicly available. REDOX shall, and shall cause all other such persons and entities to, deliver to Midnight all tangible evidence of the confidential information relating to Midnight, any affiliate of Midnight, or (insofar as such confidential information was provided by, or on behalf of, Midnight, or any such affiliate of Midnight) any customer or supplier of any of them or any such affiliate to which the restrictions of the foregoing sentence apply immediately after the termination of this Agreement pursuant to Article IV or V hereof.

                  (f) Before REDOX releases any information concerning this Agreement or any of the other transactions contemplated hereby or in connection herewith which is intended for or may result in public dissemination thereof, REDOX shall cooperate with Midnight, shall furnish drafts of all documents or proposed oral statements to Midnight for comment, and shall not release any such information without the written consent of Midnight. Nothing contained herein shall prevent REDOX from releasing any information if required to do so by law.

                  (g) REDOX shall not make any agreement or reach any understanding not approved in writing by Midnight as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

                  (h) REDOX shall promptly prepare all required or, in the reasonable opinion of the parties hereto, appropriate Periodic Reports (as hereinafter defined) and other regulatory filings relating to this Agreement and the transactions contemplated hereby and in connection herewith. REDOX shall furnish or cause to be furnished, for inclusion in the Periodic Reports, such information about REDOX, and REDOX's security holders as may be required or as may be reasonably requested by Midnight, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. REDOX represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. REDOX shall take any action required to be taken by it under state "blue-sky," securities, or take-over laws in connection with the issuance of REDOX Common Stock pursuant to the transactions contemplated hereby and in connection herewith. The filings made by REDOX within the past six years with the SEC were, if filed under the Exchange Act, prepared in accordance with the then existing requirements of the Exchange Act and the rules and regulations thereunder and, if filed under the Securities Act, prepared in accordance with the then existing requirements of the Securities Act and the rules and regulations thereunder. Such filings when filed, and the press releases and other public statements REDOX has made subsequent to the last such filing when considered together with such filings, did not at the time of filing or issuance of the press releases or other public statements, as the case may be, and (with respect to the press releases and other public statements, when considered together with such filings) do not now
(i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

                  (i) If, prior to the Release Time, REDOX Common Stock shall be recapitalized or reclassified or REDOX shall effect any stock dividend, stock split, or reverse stock split of REDOX Common Stock, then the shares of REDOX Common Stock to be delivered under this Agreement or upon exercise, conversion, or exchange of any security to be delivered under this Agreement or assumed by REDOX as contemplated by this Agreement shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property to which the holders of such shares of REDOX Common Stock or such other security would have been entitled to receive had such stock or such other security been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

                  (j) REDOX shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.

                  (k) Until the Release Time, REDOX shall not, and shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of REDOX, directly or indirectly, to contemplate or enter into any transaction the effect of which may be to prohibit, restrict, or delay the consummation of the transactions contemplated by this Agreement or impair the contemplated benefits to REDOX's stockholders of the transactions contemplated by this Agreement.

                  (l) (i) Following the consummation of the transactions contemplated hereby and in connection herewith, REDOX will cause Midnight to continue its historic business or to use a significant portion of Midnight's historic business assets in a business, in each case within the meaning of section 1.368-1(d) of the Treasury Regulations, assuming that the assets of, and the business conducted by, Midnight at the Closing Date constitute Midnight's historic business assets and historic business, respectively.

                      (ii) Following the consummation of the transactions contemplated hereby and in connection herewith, REDOX will not permit Midnight to issue additional shares that would result in REDOX losing control of Midnight within the meaning of section 368(c) of the Code.

                  (m) REDOX shall use best efforts to file with the National Association of Securities Dealers, Inc., or its affiliates, all information required by Rule 15c2-11 under the Exchange Act, if required.

                  (n) As soon as practicable following the Closing, REDOX shall cause its certificate of incorporation to be amended as follows: (i) to cause the corporate name thereof to be changed to reflect the nature and character of Midnight; (ii) to increase the number of shares of REDOX Common Stock authorized thereunder to 1,000,000,000 shares.

                  (o) Effective at the Closing, each member of the Board of Directors, and each officer of REDOX shall tender his or her respective resignation therefrom and shall appoint the following individuals as the sole officers and directors of REDOX:

                  Nicholas A. Cocco, President, Chief Executive Officer and Director;

                  Arthur G. Veenstra, Executive Vice President of Finance and Chief Financial Officer;

                  Richard J. Kohl, Executive Vice President of Operations and Chief Operating Officer;

                  Dennis   Spencer,   Jr.   Executive  Vice  President  of  Area
Development; and

                  Richard D. Pulford, Independent Director.

                  (p) On or prior to the Closing Date, REDOX shall deliver to Midnight and the Midnight Shareholders the completed REDOX Disclosure Letter, which letter shall be correct and complete in all material respects.

                  (q) In addition to the shares of REDOX Common Stock to be delivered pursuant to Sections 1.02(a) hereof, 8,962,500 new shares of REDOX Common Stock shall be issued and delivered in certificated form to the former directors of REDOX as follows: James Schuler 3,750,000 shares; Clifton Douglas 2,812,500 shares; Victor W. Nee 600,000 shares; Harold W. Price 600,000 shares; Michael F. Bianco 600,000 shares; and James M. Dowaliby 600,000 shares.

         SECTION 3.02 COVENANTS OF MIDNIGHT. Midnight covenants and agrees that, after the date hereof and through the Release Time, unless REDOX will otherwise approve in writing, which approval will not be unreasonably withheld:

                  (a) Until the Release Time, no amendment will be made in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) of Midnight.

                  (b) Until the Release Time, no share of Midnight Capital Stock, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by Midnight, otherwise than as contemplated by, or in connection with, this Agreement.

                  (c) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Midnight in respect of the outstanding shares of Midnight Capital Stock. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by Midnight of shares of Midnight Capital Stock.

                  (d) Until the Release Time, except in the ordinary course of its business, Midnight shall not borrow money, guarantee the borrowing of money, engage in any transaction, or enter into any material agreement other than in connection with the transactions contemplated hereby or in connection herewith or otherwise pursuant to any currently outstanding credit line of Midnight. For purposes of this Agreement, references to "MATERIAL", as well as correlative terms (E.G., MATERIALLY, MATERIALITY, etc.), shall be deemed to refer to amounts of US$50,000 or more or effects or consequences of US$50,000 or more.

                  (e) Until the Release Time, Midnight will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of REDOX and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Midnight, will permit them to make extracts from and copies of such books and records, and will from time to time furnish REDOX with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Midnight as REDOX from time to time may request. Until the Release Time, Midnight will cause the independent certified public accountants of Midnight to make available to REDOX and its independent certified public accountants the work papers relating to the audits of Midnight referred to in Section 2.02(c) of this Agreement.

                  (f) Until the Release Time, Midnight will conduct its affairs so that at the Closing, no representation or warranty of Midnight will be inaccurate in any material respect, no covenant or agreement of Midnight will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Midnight. Except as otherwise consented to by REDOX in writing, until the Release Time, Midnight will use its best efforts to preserve the business operations of Midnight intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Midnight, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Release Time, Midnight will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.

                  (g) Until the Release Time, Midnight will immediately advise REDOX in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Midnight Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                  (h) Midnight shall use its commercially reasonable efforts to insure that all confidential information which Midnight or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of REDOX, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of Midnight; provided, however, that the restrictions of this sentence shall not apply (A) after this Agreement is terminated pursuant to
Article IV or V hereof or  otherwise,  (B) as may  otherwise be required by law,
(C) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (D) to the extent the information shall have otherwise become publicly available.

                  (i) Before Midnight releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, Midnight shall cooperate with REDOX, shall furnish drafts of all documents or proposed oral statements to REDOX for comment, and shall not release any such information without the written consent of REDOX, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent Midnight from releasing any information if required to do so by law.

                  (j) Midnight shall not make any agreement or reach any understanding not approved in writing by REDOX as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit
required  for  the  consummation  of  the  transactions   contemplated  by  this
Agreement.

                  (k) Midnight shall furnish, or cause to be furnished, for inclusion in the periodic and other reports of REDOX on Forms 8-K, 10-QSB, 10-KSB, 14C, 14F-1, or otherwise (such periodic and other reports, together with all financial statements, exhibits, amendments, and supplements thereto, in the form filed by REDOX with the SEC being hereinafter referred to as the "PERIODIC REPORTS"), to be filed pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or for inclusion in REDOX's filings under state "blue-sky," securities, or take-over laws, such information about Midnight or the Midnight Shareholders as may be required or as may be reasonably requested by REDOX, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. Midnight represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

                  (l) Midnight shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.

                  (m) On or prior to the Closing Date, Midnight and the Midnight Shareholders shall deliver to REDOX the completed Midnight Disclosure Letter, which letter shall be correct and complete in all material respects.

         SECTION  3.03  COVENANTS  OF THE  MIDNIGHT  SHAREHOLDERS.  The Midnight
Shareholders covenant and agree that, after the date hereof and through the Release Time, unless REDOX will otherwise approve in writing, which approval will not be unreasonably withheld, as follows:

                  (a) The Midnight Shareholders will use best efforts to cause Midnight to perform each covenant thereof set forth herein on a timely basis.

                  (b) Until the earlier of the Release Time, the Midnight Shareholders shall take no action the result of which shall be to cause Midnight to make any amendment in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) thereof.

                  (c) Before the Midnight Shareholders release any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, the Midnight Shareholders shall cooperate with REDOX, shall furnish drafts of all documents or proposed oral statements to REDOX for comment, and shall not release any such information without the written consent of REDOX, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent the Midnight Shareholders from releasing any information if required to do so by law.

                  (d) The Midnight Shareholders shall furnish, or cause to be furnished, for inclusion in the Periodic Reports to be filed pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or for inclusion in REDOX's filings under state "blue-sky," securities, or take-over laws, such information about Midnight or the Midnight Shareholders as may be required or as may be reasonably requested by REDOX, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. The Midnight Shareholders represent and warrant that the information in writing that they have furnished to date regarding themselves, taken as a whole, do not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

                                   ARTICLE IV

                     CONDITIONS; ABANDONMENT AND TERMINATION

         SECTION 4.01 RIGHT OF REDOX TO ABANDON. REDOX's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

                  (a) All representations and warranties of Midnight and the Midnight Shareholders contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by Midnight or the Midnight Shareholders, as applicable, and regardless of knowledge or lack thereof on the part of Midnight or the Midnight Shareholders (as applicable) or changes beyond its control; as of the Closing Date, Midnight and the Midnight Shareholders shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before the Closing Date, respectively, by this Agreement; and REDOX shall have received a certificate executed by the chief executive officer and the chief financial officer of Midnight and the Midnight Shareholders, dated as of the Closing Date, to that effect.

                  (b) REDOX shall have received at the Closing Date certificates executed by the chief executive officer and the chief financial officer of Midnight and by the Midnight Shareholders as of such dates, to the effect that they have carefully examined the Periodic Reports, and any amendment or supplement thereto, and, to the best of their knowledge, (i) neither the Periodic Reports, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, Midnight or the Midnight security holder, (ii) since the date hereof, no event with respect to Midnight or the Midnight security holder has occurred which should have been set forth in an amendment to any Periodic Report, or a supplement to any Periodic Report which has not been set forth in such an amendment or supplement, and
(iii) any contract, agreement, instrument, lease, or license regarding Midnight required to be filed as an exhibit to any Periodic Report has been filed with the SEC as an exhibit to or has been incorporated as an exhibit by reference into such Periodic Report.

                  (c) Midnight and the Midnight Shareholders shall have delivered to REDOX at or prior to the Closing Date such other documents (including certificates of officers of Midnight) as REDOX may reasonably request in order to enable REDOX to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                  (d) All actions, proceedings, instruments, and documents required by Midnight and the Midnight Shareholders to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to REDOX, and Midnight and the Midnight Shareholders shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

                  (e) At the Closing, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

                  (f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of REDOX, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of Midnight or REDOX to consummate the transactions contemplated by this Agreement beyond

December 31, 2005, (iii) requires the divestiture by REDOX of a material portion of the business of either REDOX or of Midnight, (iv) imposes material limitations on the ability of REDOX effectively to exercise full rights of ownership of shares of Midnight including the right to vote such shares on all matters properly presented to the Midnight Shareholders, or (v) otherwise prohibits, restricts, or delays consummation of the transactions contemplated by this Agreement or impairs the contemplated benefits to REDOX of this Agreement or any of the other transactions contemplated by this Agreement.

                  (g) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over REDOX or Midnight or the subject matter of this Agreement.

                  (h) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

                  (i) There shall not have been any material  adverse  change in
the  condition   (financial  or  otherwise),   operations,   business,   assets,
liabilities, earnings or prospects of Midnight since the date hereof.

                  (j) REDOX shall conduct a due diligence review of Midnight and the Midnight Shareholders, including, without limitation, a review of the Midnight Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and shall be reasonably satisfied with the result of such review.

         SECTION 4.02 RIGHT OF MIDNIGHT AND THE MIDNIGHT SHAREHOLDERS TO ABANDON. By the election of the Midnight Shareholders, the Midnight Shareholders or, otherwise, Midnight's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

                  (a) All representations and warranties of REDOX contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by REDOX and regardless of knowledge or lack thereof on the part of REDOX or changes beyond its control; as of the Closing Date, REDOX shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Closing Date by this Agreement; and Midnight shall have received certificates executed by the chief executive officer and the chief financial officer of REDOX, dated the Closing Date, to that effect.

                  (b) Midnight shall have received at the Closing, certificates executed by the chief executive officer and the chief financial officer of REDOX, dated as of such dates, to the effect that they have carefully examined the Periodic Reports, and any amendment or supplement thereto, and, to the best of their knowledge, (i) neither any Periodic Report, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, REDOX or any REDOX security holder, (ii) since the date of the filing of any Periodic Report, no event with respect to REDOX or any REDOX security holder has occurred which should have been set forth in an amendment or a supplement to such Periodic Report which has not been set forth in such an amendment or supplement, (iii) any contract, agreement, instrument, lease, or license regarding REDOX required to be filed as an exhibit to any Periodic Report has been filed as an exhibit to or has been incorporated as an exhibit by reference into such Periodic Report, and (iv) to the effect of clause (k) of this Section 4.02.

                  (c) REDOX shall have delivered to Midnight and the Midnight Shareholders at or prior to the Closing such other documents (including certificates of officers of REDOX) as Midnight and the Midnight Shareholders may reasonably request in order to enable Midnight and the Midnight Shareholders to determine whether the conditions to REDOX's obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                  (d) All actions, proceedings, instruments, and documents required by REDOX to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Midnight and the Midnight Shareholders, and REDOX shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

                  (e) At the Closing Date, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

                  (f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Midnight or the Midnight Shareholders, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of REDOX or Midnight to consummate any of the transactions contemplated by this Agreement beyond December 31, 2005, or (iii) otherwise prohibits, restricts, or delays consummation of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the Midnight Shareholders of this Agreement or any of the transactions contemplated by this Agreement.

                  (g) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over REDOX or Midnight or the subject matter of this Agreement.

                  (h) At or prior to the Closing Date, REDOX shall have made all filings, and taken all actions, necessary to comply with all reporting requirements under federal and state securities laws (including without limitation, applicable "blue-sky" laws with regard to the issuance of REDOX Common Stock as contemplated by this Agreement) other than the filing of Form D up to 15 days following the Closing. Without limiting the generality of the foregoing, any prescribed periods within which a "blue sky" or securities law administrator may disallow REDOX's notice of reliance on an exemption from such state's requirements, shall have elapsed at or prior to the Closing Date.

                  (i) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

                  (j) Midnight and the Midnight Shareholders shall conduct a due diligence review of REDOX, including, without limitation, a review of the REDOX Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and same shall be satisfactory in the reasonable opinion of Midnight and the Midnight Shareholders.

                  (k) At the Closing Date, except as set forth on the REDOX Disclosure Letter, REDOX shall have no assets and no liabilities, determined in accordance with generally accepted accounting principles in effect in the United States applied on a basis consistent with that of the financial statements of REDOX hereinabove referenced.

         SECTION 4.03  OPTIONAL  ABANDONMENT.  In addition to the  provisions of
Section 4.01 and Section 4.02 above, the transactions contemplated by this Agreement may be abandoned or terminated at or before the Closing notwithstanding adoption and approval of this Agreement and the transactions contemplated hereby by the stockholders of the parties hereto:

                  (a) by mutual agreement of the Boards of Directors of REDOX and Midnight;

                  (b) at the option of REDOX's Board of Directors or Midnight's Board of Directors, if the Closing Date shall not have occurred on or before December 31, 2005;

                  (c) at the option of REDOX's Board of Directors, if facts exist which render impossible compliance with one or more of the conditions set forth in Section 4.01 and such are not waived by REDOX; and

                  (d) at the option of Midnight's Board of Directors or by the election of the Midnight Shareholders if facts exist which render impossible compliance with one or more of the conditions set forth in Section 4.02 and such are not waived by Midnight.

         SECTION 4.04 EFFECT OF ABANDONMENT. If the transactions contemplated by this Agreement are abandoned or terminated as provided for in this Article IV, except for Sections 3.01(e), 3.02(h), 4.01, 4.02 and 4.03, this Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof; provided, however, that nothing in this Section 4.04 shall release REDOX or Midnight or any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof from liability for a willful failure to carry out its respective obligations under this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01 EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

         SECTION 5.02 BROKERS AND FINDERS. Each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except as may be otherwise set forth herein or by separate document.

         SECTION 5.03 NECESSARY ACTIONS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of REDOX or Midnight, as the case may be, or the relevant Midnight Shareholders or Midnight Shareholders will take all such necessary action.

         SECTION 5.04 EXTENSION OF TIME; WAIVERS. At any time prior to the Closing Date:

         (a) REDOX may (i) extend the time for the performance of any of the obligations or other acts of Midnight or any Midnight Shareholders or Midnight Shareholders, (ii) waive any inaccuracies in the representations and warranties of Midnight or any Midnight Shareholders or Midnight Shareholders, or contained herein or in any document delivered pursuant hereto by Midnight or any Midnight Shareholders or Midnight Shareholders, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Midnight or any Midnight Shareholders or Midnight Shareholders. Any agreement on the part of REDOX to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of REDOX.

         (b) Midnight and the Midnight Shareholders (by action of the Midnight Shareholders), may (i) extend the time for the performance of any of the obligations or other acts of REDOX, (ii) waive any inaccuracies in the representations and warranties of REDOX contained herein or in any document delivered pursuant hereto by REDOX and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by REDOX. Any agreement on the part of Midnight and to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of Midnight.

         SECTION 5.05 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by the most nearly comparable method if mailed from or to a location outside of the United States or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the introductory paragraph to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5.05. Any notice to REDOX or to Midnight shall be addressed to the attention of the Corporate Secretary. A copy of any and all notices to Midnight or any Midnight Shareholder shall be delivered in accordance with this section to Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, Attention: Robert Steven Brown, Esq. A copy of any and all notices to REDOX shall be delivered in accordance with this section to Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, New York, New York 10018, Attention: Gregory Sichenzia, Esq. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 5.05 shall be deemed given at the time of receipt thereof.

         SECTION 5.06 PARTIES IN INTEREST. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         SECTION 5.07 COUNTERPART. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

         SECTION 5.08 SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 5.09 HEADINGS. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

         SECTION 5.10  GOVERNING LAW.

         (a) This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of New York, without regard to the conflict of law principles thereof.

         (b) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK IN ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT THAT SITS IN THE COUNTY OF NEW YORK, AND ACCORDINGLY, EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.05. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         (c) EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10(c).

         SECTION 5.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the Closing and the delivery of the shares of REDOX Common Stock to be issued hereunder at the Closing for a period of one year after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

         SECTION 5.12 ASSIGNABILITY. This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void ab initio.

         SECTION 5.13 AMENDMENT. This Agreement may be amended with the approval of the Midnight Shareholders and the boards of directors of each of REDOX and Midnight at any time. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.





                                       REDOX TECHNOLOGY CORPORATION



                                       BY: /s/ IRA MILLER
                                           -------------------------------------
                                           NAME:  IRA MILLER
                                           TITLE: CHIEF EXECUTIVE OFFICER



                                       MIDNIGHT AUTO HOLDINGS, INC.



                                       BY: /s/ NICHOLAS COCCO
                                           -------------------------------------
                                           NAME:  NICHOLAS COCCO
                                           TITLE: CHIEF EXECUTIVE OFFICER













                             [SIGNATURE PAGE 1 OF 2]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

                                       MIDNIGHT SHAREHOLDERS:

                                       /s/ RICHARD KOHL
                                       -----------------------------------------
                                       RICHARD KOHL

                                       /s/ DENNIS SPENCER, JR.
                                       -----------------------------------------
                                       DENNIS SPENCER, JR.

                                       /s/ NORMA J.  KOHL
                                       -----------------------------------------
                                       NORMA J. KOHL

                                       /s/ TOM OPALEWSKI
                                       -----------------------------------------
                                       TOM OPALEWSKI

                                       /s/ BOB STANGLEWICZ
                                       -----------------------------------------
                                       BOB STANGLEWICZ

                                       RIVER STAR LLC

                                       BY: /s/ TERRY L. COCCO
                                           -------------------------------------
                                           NAME:  TERRY L. COCCO
                                           TITLE: MANAGER/ MEMBER

                                       /s/ CHRISTIAN COTTAM
                                       -----------------------------------------
                                       CHRISTIAN COTTAM

                                       /s/ TIMOTHY ANDERSON
                                       -----------------------------------------
                                       TIMOTHY ANDERSON

                                       /s/ ARTHUR VEENSTRA
                                       -----------------------------------------
                                       ARTHUR VEENSTRA

                                       /s/ NICHOLAS COCCO
                                       -----------------------------------------
                                       NICHOLAS A. COCCO

                                       /s/ RONALD EDWARDS
                                       -----------------------------------------
                                       RONALD EDWARDS


                             [SIGNATURE PAGE 2 OF 2]

                                   SCHEDULE A

---------------------- ---------------------------- -------------------------------------
Name                    Number of Shares of Common   Number of shares of Common Stock of
                          Stock of Midnight Auto       Redox to be issued to Midnight
                        Holdings, Inc. Pre-Closing              Shareholders
---------------------- ---------------------------- -------------------------------------
Richard Kohl                       540                           89,397,270
---------------------- ---------------------------- -------------------------------------
Dennis Spencer                     540                           89,397,270
---------------------- ---------------------------- -------------------------------------
Norma J. Kohl                      393                           65,061,347
---------------------- ---------------------------- -------------------------------------
Tom Opalewski                       16                            2,648,808
---------------------- ---------------------------- -------------------------------------
Bob Stanglewicz                     91                           15,065,096
---------------------- ---------------------------- -------------------------------------
River Star, LLC                    500                           82,775,250
---------------------- ---------------------------- -------------------------------------
Christian Cottam                    60                            9,933,030
---------------------- ---------------------------- -------------------------------------
Timothy Anderson                    20                            3,311,010
---------------------- ---------------------------- -------------------------------------
Arthur Veenstra                     20                            3,311,010
---------------------- ---------------------------- -------------------------------------
Nicholas A. Cocco                   40                            6,622,020
---------------------- ---------------------------- -------------------------------------
Ronald Edwards                      40                            6,622,020
---------------------- ---------------------------- -------------------------------------
TOTAL:                            2,260                          374,144,130
---------------------- ---------------------------- -------------------------------------

                                   SCHEDULE B

            ISSUED AND OUTSTANDING CAPITALIZATION TABLE POST-CLOSING

------------------------------------- --------------------------------- -----------------------------------------
Name                                     Number of Shares of Common       Number of Shares of Common Stock After
                                       Stock Immediately after Closing   Increase in Number of Shares Authorized
------------------------------------- --------------------------------- -----------------------------------------
Shareholders of REDOX prior to                   84,593,370                             84,593,370
Closing
------------------------------------- --------------------------------- -----------------------------------------
Issuance of Common Stock to former               8,962,500                               8,962,500
Directors
------------------------------------- --------------------------------- -----------------------------------------
Richard Kohl                                     61,274,261                             89,397,270
------------------------------------- --------------------------------- -----------------------------------------
Dennis Spencer                                   61,274,261                             89,397,270
------------------------------------- --------------------------------- -----------------------------------------
Norma J. Kohl                                    44,594,046                             65,061,347
------------------------------------- --------------------------------- -----------------------------------------
Tom Opalewski                                    1,815,534                               2,648,808
------------------------------------- --------------------------------- -----------------------------------------
Bob Stanglewicz                                  10,325,848                             15,065,096
------------------------------------- --------------------------------- -----------------------------------------
River Star, LLC                                  56,735,427                             82,775,250
------------------------------------- --------------------------------- -----------------------------------------
Christian Cottam                                 6,808,251                               9,933,030
------------------------------------- --------------------------------- -----------------------------------------
Timothy Anderson                                 2,269,417                               3,311,010
------------------------------------- --------------------------------- -----------------------------------------
Arthur Veenstra                                  2,269,417                               3,311,010
------------------------------------- --------------------------------- -----------------------------------------
Nicholas A. Cocco                                4,538,834                               6,622,020
------------------------------------- --------------------------------- -----------------------------------------
Ronald Edwards                                   4,538,834                               6,622,020
------------------------------------- --------------------------------- -----------------------------------------
Total:                                          350,000,000                            467,700,000
------------------------------------- --------------------------------- -----------------------------------------

                                   SCHEDULE C

--------------------------------------------------- ---------------------------------------------------------
                       NAME                         NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE
                                                                           OF WARRANT
--------------------------------------------------- ---------------------------------------------------------
The Scott Group                                                             125,000
--------------------------------------------------- ---------------------------------------------------------
Ocean Avenue Advisors                                                       125,000
--------------------------------------------------- ---------------------------------------------------------
Riverstar, LLC                                                              100,000
--------------------------------------------------- ---------------------------------------------------------
Total:                                                                      350,000
--------------------------------------------------- ---------------------------------------------------------